TERMS SUPPLEMENT NO. 37 dated July 8, 2009
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 2 dated September 7, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program

Filed pursuant to Rule 433 Registration Statement No. 333-140456

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$[ • ] [ • ]% Enhanced Yield Securities linked to the common stock of Halliburton Company due October 23, 2009

$[ • ] [ • ]% Enhanced Yield Securities linked to the common stock of IntercontinentalExchange, Inc. due October 23, 2009

$[ • ] [ • ]% Enhanced Yield Securities linked to the common stock of NIKE, Inc. due October 23, 2009

$[ • ] [ • ]% Enhanced Yield Securities linked to the common stock of Palm, Inc. due October 23, 2009

Offering Information

Offerings:

This terms supplement relates to four separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This terms supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer:	Eksportfinans ASA

Underlying Stock:	The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

Underlying Stock (for each of the security offerings)	CUSIP No.	Relevant Exchange	Ticker Symbol

Halliburton Company	406216101	NYSE	HAL
IntercontinentalExchange, Inc.	45865V100	NYSE	ICE
NIKE, Inc.	654106103	NYSE	NKE
Palm, Inc.	696643105	Nasdaq	PALM

Agent:	Wells Fargo Securities, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to Halliburton Company	October 23, 2009
	Securities linked to IntercontinentalExchange, Inc.	October 23, 2009
	Securities linked to NIKE, Inc.	October 23, 2009
	Securities linked to Palm, Inc.	October 23, 2009

Valuation Date: (as further described in product supplement no. 2)	Securities linked to Halliburton Company	October 16, 2009
	Securities linked to IntercontinentalExchange, Inc.	October 16, 2009
	Securities linked to NIKE, Inc.	October 16, 2009
	Securities linked to Palm, Inc.	October 16, 2009

Interest:	Securities linked to Halliburton Company, expected to be [13.25-14.25]% per annum (to be determined on the trade date), payable monthly.

Securities linked to IntercontinentalExchange, Inc., expected to be [9.00-10.00]% per annum (to be determined on the trade date), payable monthly.

Securities linked to NIKE, Inc., expected to be [9.00-10.00]% per annum (to be determined on the trade date), payable monthly.

Securities linked to Palm, Inc., expected to be [14.00-16.00]% per annum (to be determined on the trade date), payable monthly.

Interest Payment Dates:	Securities linked to Halliburton Company	23rd of each month, starting August 23, 2009
	Securities linked to IntercontinentalExchange, Inc.	23rd of each month, starting August 23, 2009
	Securities linked to NIKE, Inc.	23rd of each month, starting August 23, 2009
	Securities linked to Palm, Inc.	23rd of each month, starting August 23, 2009

Initial Stock Price:	Securities linked to Halliburton Company	$[ • ]
	Securities linked to IntercontinentalExchange, Inc.	$[ • ]
	Securities linked to NIKE, Inc.	$[ • ]
	Securities linked to Palm, Inc.	$[ • ]

Knock-in Price:	Securities linked to Halliburton Company:
$[ • ], the price that is 25% below the initial stock price.

Securities linked to IntercontinentalExchange, Inc.:
$[ • ], the price that is 30% below the initial stock price.

Securities linked to NIKE, Inc.:
$[ • ], the price that is 20% below the initial stock price.

Securities linked to Palm, Inc.:
$[ • ], the price that is 40% below the initial stock price.

Share Amount:	Securities linked to Halliburton Company	[ • ]
	Securities linked to IntercontinentalExchange, Inc.	[ • ]
	Securities linked to NIKE, Inc.	[ • ]
	Securities linked to Palm, Inc.	[ • ]

Exchange Listing:	None

Trade Date:	•, 2009

Expected Original Issue Date:	•, 2009

CUSIP Number:		CUSIP No.
	Securities linked to Halliburton Company	[ • ]
	Securities linked to IntercontinentalExchange, Inc.	[ • ]
	Securities linked to NIKE, Inc.	[ • ]
	Securities linked to Palm, Inc.	[ • ]

Securities linked to Halliburton Company	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities linked to IntercontinentalExchange, Inc	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities linked to NIKE, Inc	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities linked to Palm, Inc	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Additional terms specific to the securities

     Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 2 and this terms supplement if you so request by calling toll-free 1-888-215-4145 or 1-212-214-6282.

     You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated September 7, 2007. This terms supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

     http://www.sec.gov/Archives/edgar/data/700978/000095012307012382/u53557e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk factors” sections of the accompanying product supplement no. 2 dated September 7, 2007 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wells Fargo Securities, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of commissions and projected profits from hedging in the original issue price is likely to adversely affect secondary market prices. In the course of business, Wells Fargo Securities, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wells Fargo Securities, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to Halliburton Company

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $19.35;

  a hypothetical knock-in price of $14.513;

  an interest rate of 13.75%; and

  an investment term of 90 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)

$9.68	-50.00%	-46.56%	$534.38	NA	NA
$10.64	-45.00%	-41.56%	$584.38	NA	NA
$11.61	-40.00%	-36.56%	$634.38	NA	NA
$12.58	-35.00%	-31.56%	$684.38	NA	NA
$13.55	-30.00%	-26.56%	$734.38	NA	NA
$14.513(2)	-25.00%	-21.56%	$784.38	NA	NA
$15.48	-20.00%	-16.56%	$834.38	3.44%	$1,034.38
$16.45	-15.00%	-11.56%	$884.38	3.44%	$1,034.38
$17.42	-10.00%	-6.56%	$934.38	3.44%	$1,034.38
$18.38	-5.00%	-1.56%	$984.38	3.44%	$1,034.38
$19.35(3)	0.00%	3.44%	$1,034.38	3.44%	$1,034.38
$20.32	5.00%	3.44%	$1,034.38	3.44%	$1,034.38
$21.29	10.00%	3.44%	$1,034.38	3.44%	$1,034.38
$22.25	15.00%	3.44%	$1,034.38	3.44%	$1,034.38
$23.22	20.00%	3.44%	$1,034.38	3.44%	$1,034.38
$24.19	25.00%	3.44%	$1,034.38	3.44%	$1,034.38
$25.16	30.00%	3.44%	$1,034.38	3.44%	$1,034.38
$26.12	35.00%	3.44%	$1,034.38	3.44%	$1,034.38
$27.09	40.00%	3.44%	$1,034.38	3.44%	$1,034.38
$28.06	45.00%	3.44%	$1,034.38	3.44%	$1,034.38
$29.03	50.00%	3.44%	$1,034.38	3.44%	$1,034.38

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 90-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the hypothetical knock-in price.

(3)	This is the hypothetical initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Halliburton Company*

*	Assumes an interest rate of 13.75% per annum and a 90-day term.

Securities linked to IntercontinentalExchange, Inc.

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $110.08;

  a hypothetical knock-in price of $77.056;

  an interest rate of 9.50%; and

  an investment term of 90 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)

$55.04	-50.00%	-47.63%	$523.75	NA	NA
$60.54	-45.00%	-42.63%	$573.75	NA	NA
$66.05	-40.00%	-37.63%	$623.75	NA	NA
$71.55	-35.00%	-32.63%	$673.75	NA	NA
$77.056(2)	-30.00%	-27.63%	$723.75	NA	NA
$82.56	-25.00%	-22.63%	$773.75	2.38%	$1,023.75
$88.06	-20.00%	-17.63%	$823.75	2.38%	$1,023.75
$93.57	-15.00%	-12.63%	$873.75	2.38%	$1,023.75
$99.07	-10.00%	-7.63%	$923.75	2.38%	$1,023.75
$104.58	-5.00%	-2.63%	$973.75	2.38%	$1,023.75
$110.08(3)	0.00%	2.37%	$1,023.75	2.38%	$1,023.75
$115.58	5.00%	2.38%	$1,023.75	2.38%	$1,023.75
$121.09	10.00%	2.38%	$1,023.75	2.38%	$1,023.75
$126.59	15.00%	2.38%	$1,023.75	2.38%	$1,023.75
$132.10	20.00%	2.38%	$1,023.75	2.38%	$1,023.75
$137.60	25.00%	2.38%	$1,023.75	2.38%	$1,023.75
$143.10	30.00%	2.38%	$1,023.75	2.38%	$1,023.75
$148.61	35.00%	2.38%	$1,023.75	2.38%	$1,023.75
$154.11	40.00%	2.38%	$1,023.75	2.38%	$1,023.75
$159.62	45.00%	2.38%	$1,023.75	2.38%	$1,023.75
$165.12	50.00%	2.38%	$1,023.75	2.38%	$1,023.75

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 90-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the hypothetical knock-in price.

(3)	This is the hypothetical initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of •% Enhanced Yield Securities vs. IntercontinentalExchange, Inc. *

*	Assumes an interest rate of 9.50% per annum and a 90-day term.

Securities linked to NIKE, Inc.

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $51.91;

  a hypothetical knock-in price of $41.528;

  an interest rate of 9.50%; and

  an investment term of 90 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
			Hypothetical		Hypothetical
			Maturity Payment		Maturity Payment
Hypothetical	Hypothetical Price	Hypothetical Return at	Amount	Hypothetical Return at	Amount
Final	Return of the	Maturity per Security	per Security	Maturity per Security	per Security
Stock Price	Underlying Stock	(Including Interest)(1)	(Including Interest)	(Including Interest)(1)	(Including Interest)

$25.96	-50.00%	-47.63%	$523.75	NA	NA
$28.55	-45.00%	-42.63%	$573.75	NA	NA
$31.15	-40.00%	-37.63%	$623.75	NA	NA
$33.74	-35.00%	-32.63%	$673.75	NA	NA
$36.34	-30.00%	-27.63%	$723.75	NA	NA
$38.93	-25.00%	-22.63%	$773.75	NA	NA
$41.528(2)	-20.00%	-17.63%	$823.75	NA	NA
$44.12	-15.00%	-12.63%	$873.75	2.38%	$1,023.75
$46.72	-10.00%	-7.63%	$923.75	2.38%	$1,023.75
$49.31	-5.00%	-2.63%	$973.75	2.38%	$1,023.75
$51.91(3)	0.00%	2.37%	$1,023.75	2.38%	$1,023.75
$54.51	5.00%	2.38%	$1,023.75	2.38%	$1,023.75
$57.10	10.00%	2.38%	$1,023.75	2.38%	$1,023.75
$59.70	15.00%	2.38%	$1,023.75	2.38%	$1,023.75
$62.29	20.00%	2.38%	$1,023.75	2.38%	$1,023.75
$64.89	25.00%	2.38%	$1,023.75	2.38%	$1,023.75
$67.48	30.00%	2.38%	$1,023.75	2.38%	$1,023.75
$70.08	35.00%	2.38%	$1,023.75	2.38%	$1,023.75
$72.67	40.00%	2.38%	$1,023.75	2.38%	$1,023.75
$75.27	45.00%	2.38%	$1,023.75	2.38%	$1,023.75
$77.87	50.00%	2.38%	$1,023.75	2.38%	$1,023.75

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 90-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the hypothetical knock-in price.

(3)	This is the hypothetical initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. NIKE, Inc. *

*	Assumes an interest rate of 9.50% per annum and a 90-day term.

Securities linked to Palm, Inc.

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $15.73;

  a hypothetical knock-in price of $9.438;

  an interest rate of 15.00%; and

  an investment term of 90 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
			Hypothetical		Hypothetical
			Maturity Payment		Maturity Payment
Hypothetical	Hypothetical Price	Hypothetical Return at	Amount	Hypothetical Return at	Amount
Final	Return of the	Maturity per Security	per Security	Maturity per Security	per Security
Stock Price	Underlying Stock	(Including Interest)(1)	(Including Interest)	(Including Interest)(1)	(Including Interest)

$7.87	-50.00%	-46.25%	$537.50	NA	NA
$8.65	-45.00%	-41.25%	$587.50	NA	NA
$9.438 (2)	-40.00%	-36.25%	$637.50	NA	NA
$10.22	-35.00%	-31.25%	$687.50	3.75%	$1,037.50
$11.01	-30.00%	-26.25%	$737.50	3.75%	$1,037.50
$11.80	-25.00%	-21.25%	$787.50	3.75%	$1,037.50
$12.58	-20.00%	-16.25%	$837.50	3.75%	$1,037.50
$13.37	-15.00%	-11.25%	$887.50	3.75%	$1,037.50
$14.16	-10.00%	-6.25%	$937.50	3.75%	$1,037.50
$14.94	-5.00%	-1.25%	$987.50	3.75%	$1,037.50
$15.73 (3)	0.00%	3.75%	$1,037.50	3.75%	$1,037.50
$16.52	5.00%	3.75%	$1,037.50	3.75%	$1,037.50
$17.30	10.00%	3.75%	$1,037.50	3.75%	$1,037.50
$18.09	15.00%	3.75%	$1,037.50	3.75%	$1,037.50
$18.88	20.00%	3.75%	$1,037.50	3.75%	$1,037.50
$19.66	25.00%	3.75%	$1,037.50	3.75%	$1,037.50
$20.45	30.00%	3.75%	$1,037.50	3.75%	$1,037.50
$21.24	35.00%	3.75%	$1,037.50	3.75%	$1,037.50
$22.02	40.00%	3.75%	$1,037.50	3.75%	$1,037.50
$22.81	45.00%	3.75%	$1,037.50	3.75%	$1,037.50
$23.60	50.00%	3.75%	$1,037.50	3.75%	$1,037.50

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 90-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the hypothetical knock-in price.

(3)	This is the hypothetical initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Palm, Inc. *

*	Assumes an interest rate of 15.00% per annum and a 90-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC makes any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, Halliburton Company (Halliburton) provides a variety of services, products, maintenance, engineering, and construction to energy, industrial, and governmental customers throughout the world. Halliburton offers its broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The two segments operated by Halliburton are the Completion and Production segment and the Drilling and Evaluation segment. The Completion and Production segment delivers cementing, stimulation, intervention, and completion services. The Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and well construction solutions that enable customers to model, measure, and optimize their well placement, stability, and reservoir evaluation activities. Information filed with the SEC by Halliburton Company under the Exchange Act can be located by reference to SEC file number 001-03492.

     According to its publicly available documents, IntercontinentalExchange, Inc. (ICE) operates the leading global, electronic marketplace for trading both futures and over-the-counter, or OTC, energy contracts. ICE offers a range of contracts based on crude oil and refined products, natural gas, power and emissions. ICE conducts its OTC business directly, and its futures business through its regulated subsidiary, ICE Futures. ICE Futures is the largest energy futures exchange outside of North America, as measured by 2005 traded contract volumes. ICE also offers a range of risk management and trading support services, including customized energy market data offerings through ICE Data, its market data subsidiary. Information filed with the SEC by IntercontinentalExchange, Inc. under the Exchange Act can be located by reference to SEC file number 001-32671.

     According to its publicly available documents, NIKE, Inc.’s (NIKE) primary business activity is the design, development and worldwide marketing of high quality footwear, apparel, equipment, and accessory products. NIKE is the largest seller of athletic footwear and athletic apparel in the world. NIKE sells its products to retail accounts, through NIKE-owned retail including stores and internet sales, and through a mix of independent distributors and licensees, in over 180 countries around the world. Virtually all NIKE products are manufactured by independent contractors. Virtually all footwear and apparel products are produced outside the United States, while equipment products are produced both in the United States and abroad. Information filed with the SEC by NIKE under the Exchange Act can be located by reference to SEC file number 001-10635.

     According to its publicly available documents, Palm, Inc. (Palm) provides mobile products for individual users and business customers worldwide. Palm offers integrated technologies that enable people to stay connected with their family, friends, and colleagues; access and share the information; and manage their daily lives on the go. Palm's mobile products include smartphones and handheld computers, which provide various business productivity tools, and personal and entertainment applications. Palm sells its products to wireless carriers, distributors, retailers, and resellers through its sales force, as well as to end users through its Web site. The company was founded in 1992 and is headquartered in Sunnyvale, California. Information filed with the SEC by Palm, Inc. under the Exchange Act can be located by reference to SEC file number 000-29597.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following table sets forth the high intra-day, low intra-day and quarter-end closing prices for each of the Underlying Stocks for the four calendar quarters in each of 2004, 2005, 2006, 2007, 2008, the first two quarters of 2009 and the period from July 1, 2009 to July 6, 2009. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

Halliburton Company

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	16.32	12.90	15.20
4/1/2004	6/30/2004	16.18	13.70	15.13
7/1/2004	9/30/2004	16.99	13.23	16.85
10/1/2004	12/31/2004	20.85	16.55	19.62
1/1/2005	3/31/2005	22.65	18.59	21.63
4/1/2005	6/30/2005	24.70	19.83	23.91
7/1/2005	9/30/2005	34.88	22.89	34.26
10/1/2005	12/31/2005	34.68	27.37	30.98
1/1/2006	3/31/2006	41.19	31.35	36.51
4/1/2006	6/30/2006	41.98	33.94	37.11
7/1/2006	9/30/2006	37.93	27.36	28.45
10/1/2006	12/31/2006	34.30	26.33	31.05
1/1/2007	3/31/2007	32.72	28.12	31.74
4/1/2007	6/30/2007	37.18	30.99	34.50
7/1/2007	9/30/2007	39.17	30.81	38.40
10/1/2007	12/31/2007	41.93	34.43	37.91
1/1/2008	3/31/2008	39.98	30.01	39.33
4/1/2008	6/30/2008	53.97	38.56	53.07
7/1/2008	9/30/2008	55.38	29.00	32.39
10/1/2008	12/31/2008	31.97	12.8	18.18
1/1/2009	3/31/2009	21.47	14.68	15.47
4/1/2009	6/30/2009	24.76	14.82	20.70
7/1/2009	7/6/2009	21.37	18.65	19.35

IntercontinentalExchange, Inc.

				Quarter-End
Quarter-Start Date	Quarter- End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2006	3/31/2006	73.57	36.00	69.05
4/1/2006	6/30/2006	82.35	45.27	57.94
7/1/2006	9/30/2006	77.90	51.77	75.07
10/1/2006	12/31/2006	113.85	72.15	107.90
1/1/2007	3/31/2007	167.00	109.00	122.21
4/1/2007	6/30/2007	162.47	120.56	147.85
7/1/2007	9/30/2007	174.11	117.25	151.90
10/1/2007	12/31/2007	194.92	151.76	192.50
1/1/2008	3/31/2008	193.58	110.33	130.50
4/1/2008	6/30/2008	167.28	113.99	114.00
7/1/2008	9/30/2008	116.38	61.00	80.68
10/1/2008	12/31/2008	92.96	49.69	82.44
1/1/2009	3/31/2009	85.00	50.10	74.47
4/1/2009	6/30/2009	121.59	72.06	114.24
7/1/2009	7/6/2009	115.26	108.20	110.08

NIKE, Inc.

				Quarter-End
Quarter-Start Date	Quarter- End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	39.05	33.16	38.94
4/1/2004	6/30/2004	39.04	32.91	37.88
7/1/2004	9/30/2004	40.00	34.31	39.40
10/1/2004	12/31/2004	46.21	38.32	45.35
1/1/2005	3/31/2005	45.67	40.72	41.66
4/1/2005	6/30/2005	45.47	37.55	43.30
7/1/2005	9/30/2005	44.50	38.27	40.84
10/1/2005	12/31/2005	45.77	39.97	43.40
1/1/2006	3/31/2006	44.03	40.30	42.55
4/1/2006	6/30/2006	42.93	38.70	40.50
7/1/2006	9/30/2006	44.46	37.76	43.81
10/1/2006	12/31/2006	50.60	43.46	49.52
1/1/2007	3/31/2007	54.68	47.46	53.13
4/1/2007	6/30/2007	59.26	51.87	58.29
7/1/2007	9/30/2007	60.99	52.00	58.66
10/1/2007	12/31/2007	67.93	58.61	64.24
1/1/2008	3/31/2008	70.59	53.97	68.00
4/1/2008	6/30/2008	70.28	57.64	59.61
7/1/2008	9/30/2008	68.00	54.64	66.90
10/1/2008	12/31/2008	67.02	42.73	51.00
1/1/2009	3/31/2009	53.99	38.24	46.89
4/1/2009	6/30/2009	59.93	45.70	51.78
7/1/2009	7/6/2009	52.98	51.00	51.91

Palm, Inc.

				Quarter-End
Quarter-Start Date	Quarter- End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	11.04	4.77	10.68
4/1/2004	6/30/2004	17.56	7.85	17.39
7/1/2004	9/30/2004	20.97	13.88	15.22
10/1/2004	12/31/2004	23.33	13.28	15.78
1/1/2005	3/31/2005	16.08	10.70	12.69
4/1/2005	6/30/2005	16.17	10.38	14.89
7/1/2005	9/30/2005	18.59	12.88	14.17
10/1/2005	12/31/2005	16.86	12.25	15.90
1/1/2006	3/31/2006	23.32	16.00	23.16
4/1/2006	6/30/2006	24.91	15.98	16.10
7/1/2006	9/30/2006	16.55	13.88	14.56
10/1/2006	12/31/2006	16.84	13.42	14.09
1/1/2007	3/31/2007	19.50	13.54	18.13
4/1/2007	6/30/2007	18.58	15.46	16.01
7/1/2007	9/30/2007	17.25	13.52	16.27
10/1/2007	12/31/2007	19.22	5.24	6.34
1/1/2008	3/31/2008	7.05	4.21	5.00
4/1/2008	6/30/2008	7.36	4.96	5.39
7/1/2008	9/30/2008	8.94	5.00	5.97
10/1/2008	12/31/2008	6.48	1.14	3.07
1/1/2009	3/31/2009	9.51	3.04	8.62
4/1/2009	6/30/2009	16.74	8.41	16.57
7/1/2009	7/6/2009	16.80	15.30	15.73

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium
Securities linked to Halliburton Company	%	%
Securities linked to IntercontinentalExchange, Inc.	%	%
Securities linked to NIKE, Inc.	%	%
Securities linked to Palm, Inc.	%	%

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

     Please refer to “Taxation in the United States” beginning on page PS-29 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wells Fargo Securities, LLC (the agent) as principal, pursuant to terms agreements dated as of • between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental plan of distribution” beginning on page PS-32 of the accompanying product supplement no. 2.